UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                    ________


                                 CURRENT REPORT
                                 ______________
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  JULY 9, 2008
                                  ____________
                Date of Report (Date of earliest event reported)


                            MAINLAND RESOURCES, INC.
                            ________________________
             (Exact name of registrant as specified in its charter)

          NEVADA                        000-52782                 90-0335743
          ______                        _________                 __________
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

        17314 STATE HIGHWAY 249, SUITE 306
        __________________________________
                  HOUSTON, TEXAS                              77064
                  ______________                              _____
     (Address of principal executive offices)               (Zip Code)


                                 (281) 469-5990
                                 ______________
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
                                 ______________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on July 9, 2008, the Board of Directors of Mainland Resources, Inc., a Nevada corporation (the "Company") accepted the resignation of Robert D. Fedun as the Chief Financial Officer of the Company but remains as a member of the Board of Directors. On the same date, the Board of Directors accepted the consent of William David Thomas to act as the Chief Financial Officer/Treasurer/Secretary of the Company.

BIOGRAPHY

WILLIAM DAVID THOMAS has thirty years of experience in the finance and accounting areas for the natural resource sector. Most prominently, Mr. Thomas held various successive management positions with Kerr McGee Corporation's China operations based in Beijing, China, ending in 2004 with his final position as business director of business services. For a brief period after leaving Kerr McGee, Mr. Thomas acted as a self-practitioner in the accounting and finance field. In July 2007 he took on the role of chief financial officer for two public resource companies; Hana Mining Inc. and NWT Uranium Corp.,. Mr. Thomas will continue to serve these junior resource companies as chief financial officer.

Mr. Thomas was previously general manager (1999-2002), and finance and administration manager (1996-1999) of Kerr McGee's China operations. While in China, Mr. Thomas was responsible for finance including Sarbanes Oxley reporting, budgeting, treasury, procurement, taxation, marketing, insurance and business development, including commercial negotiations with the Chinese partner, China National Offshore Oil Co (CNOOC) and other Chinese and joint venture partners.

Mr. Thomas focused heavily on supporting exploration and development operations for three operated blocks in Bohai Bay, as well as evaluation and negotiation of new venture blocks in East China Sea and the South China Sea. He was also responsible for the liaison with CNOOC and other Chinese oil companies, Kerr McGee US management and joint venture partners, where his main focus was to ensure cost effective and timely achievement of various approved work programs and budgets. He was also Chief Representative for Kerr McGee on the Joint Management Committee (JMC).

Mr. Thomas previously worked as manager of fixed asset accounting for Kerr McGee Corporation's US operations (1996), as finance director of Kerr McGee's UK operations based in London/Aberdeen (1992-1996), and Kerr McGee's Canadian operations in Calgary, Alberta, Canada (1984-1992), including the predecessor company, Maxus Canada Ltd, which was acquired by Kerr McGee Ltd. Over the course of his career, he has been involved in all aspects of managing accounting, budgeting, human resources, administration, insurance, taxation and other business support aspects surrounding gas properties for Kerr McGee.

Mr. Thomas was responsible to ensure compliance with COPAS, SEC, FASB and international accounting regulations. He participated on a team that developed the Oracle accounting system application to the Kerr McGee's worldwide operations. He was involved in the initial entry into the UK North Sea - a start up of local and expatriate personnel that eventually developed into a core area (over $1Billion) for Kerr McGee, including the company's first operated offshore oil field in the UK (Gryphon).

In his early career Mr. Thomas also held senior management positions in the finance divisions of Norcen Energy Ltd of Calgary, Alberta (1981-1984), Dennison Mines Ltd of Ontario Canada (1978-1981) and Algoma Steel Corporation of Sault Ste Marie, Ontario, Canada (1977). He was also a Senior Auditor for the accounting firm, Coopers & Lybrand in Toronto, Canada (1975-1977).

Mr. Thomas attained his Chartered Accountant (CA) designation from the Canadian Institute of Chartered Accountants in 1977. He holds an Honors Bachelor of Commerce and Finance from the University of Toronto, Ontario, Canada.

As of the date of this Current Report, the Company has agreed with Mr. Thomas to enter into a one-year contract, which is currently being memorialized in writing. The Company has granted 750,000 Stock Options exercisable into 750,000 shares of the Company's restricted common stock at $4.20 per share.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(C) SHELL COMPANY TRANSACTION.

Not applicable.

(D) EXHIBITS.

Not applicable.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            MAINLAND RESOURCES, INC.

DATE:  JULY 17, 2008.


                            /s/ MICHAEL J. NEWPORT
                            ________________________________________
                            NAME: MICHAEL J. NEWPORT
                            TITLE: PRESIDENT/CHIEF EXECUTIVE OFFICER